UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Atlas Financial Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Cayman Islands	27-5466079
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 NW Point Boulevard, Elk Grove Village, IL	60007
(Address of Principal Executive Office)	(Zip Code)
Registrant's telephone number, including area code: (847) 472-6700

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.625% Senior Unsecured Notes due 2022	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this Form relates (if applicable): 333-195495

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant's Securities to be Registered.

This Registration Statement on Form 8-A is being filed to register the 6.625% Senior Unsecured Notes due 2022 (the “Notes”), of Atlas Financial Holdings, Inc. (the “Registrant”) under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the listing of the Notes on The Nasdaq Stock Market LLC. For a description of the Notes, reference is made to: (i) the information set forth under the section entitled “Description of Debt Securities” in the prospectus included in the Registrant's Registration Statement on Form S-3 (File No. 333-195495), as filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2014, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, and (ii) the information set forth under the section “Description of the Notes” in the Registrant’s Prospectus Supplement, dated April 21, 2017, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, as filed with the SEC on April 25, 2017, each of which is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, the following exhibits are being filed with the Commission in connection with this Registration Statement:

3.1	Memorandum of Association of Atlas Financial Holdings, Inc. dated December 24, 2010 (incorporated by reference to our general form for registration of securities on Form 10 filed March 26, 2012).
3.2
Special Resolution amending Article Six of the Amended and Restated Memorandum of Association, filed with the Registrar of Companies in the Cayman Islands on January 29, 2013 (incorporated by reference to our current report on Form 8-K filed January 30, 2013).

4.1
Specimen Ordinary Share Certificate (incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 26, 2012).

4.2	Articles of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (included in Exhibit 3.1 incorporated by reference herein).
4.3
Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

4.4
Form of First Supplemental Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

4.5
Form of Note for the 6.625% Senior Unsecured _Notes due 2022 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

_
SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 11, 2017	ATLAS FINANCIAL HOLDINGS, INC.

	By:	/s/ Scott Wollney
Name: Scott Wollney Title: Chief Executive Officer

EXHIBITS INDEX

Exhibit Number	Description
3.1	Memorandum of Association of Atlas Financial Holdings, Inc. dated December 24, 2010 (incorporated by reference to our general form for registration of securities on Form 10 filed March 26, 2012).
3.2
Special Resolution amending Article Six of the Amended and Restated Memorandum of Association, filed with the Registrar of Companies in the Cayman Islands on January 29, 2013 (incorporated by reference to our current report on Form 8-K filed January 30, 2013).

4.1
Specimen Ordinary Share Certificate (incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission on March 26, 2012).

4.2	Articles of Association of Atlas Financial Holdings, Inc., dated December 24, 2010 (included in Exhibit 3.1 incorporated by reference herein).
4.3
Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

4.4
Form of First Supplemental Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

4.5
Form of Note for the 6.625% Senior Unsecured _Notes due 2022 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 27, 2017).

4.1
Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by the Registrant with the Securities and Exchange Commission on April 27, 2017).

4.2
Form of First Supplemental Indenture, dated as of April 26, 2017, between the Registrant and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K, filed by the Registrant with the Securities and Exchange Commission on April 27, 2017).

4.3
Form of Note for the 6.625% Senior Unsecured _Notes due 2022 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K, filed by the Registrant with the Securities and Exchange Commission on April 27, 2017).